Exhibit 10.11

POSHMARK, INC.

SENIOR UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

September 15, 2020

$50,000,000

THIS SENIOR UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of September 15, 2020 (the “Effective Date”) is entered into by and among POSHMARK, INC., a Delaware corporation (“Issuer”) and the purchasers set forth on Schedule 1 hereto (in each case, together with their respective successors and registered assigns, a “Purchaser”, and collectively, “Purchasers”).

The parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINED TERMS; INTERPRETATIVE PROVISIONS.

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, in each case, as in effect from time to time and consistently applied; provided that, if after the Effective Date, there occurs any change in GAAP or in the application thereof that materially impacts the calculation of the financial metrics under this Agreement and the Issuer notifies the Holders that the Issuer requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Required Holders notify Issuer that it requests an amendment to any provision hereof for such purpose), regardless of whether any such provision is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. As used in the Note Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Note Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2. PURCHASE AND SALE OF NOTES.

2.1 Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, each Purchaser hereby agrees to purchase, on the Effective Date, and Issuer hereby agrees to issue to each Purchaser, on the Effective Date, senior unsecured convertible promissory notes, in the form attached hereto as Exhibit B (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Notes”, and each, a “Note”), in an aggregate original principal amount of $50,000,000.

2.2 Payment or Conversion of the Notes.

(a) Payment at Maturity. Unless earlier converted in accordance with the terms of the Notes, Issuer shall pay in cash, on the Maturity Date, in respect of each Note, the outstanding principal amount thereof, the Exit Fee and any unpaid Other Obligations then due and owing to Holders.

(b) No Prepayment at the Election of Issuer. The principal amount of the Obligations may not be voluntarily paid prior to the Maturity Date except as set forth in subsections (c), (d) or (e) below.

(c) Mandatory Prepayment Upon Acceleration. If the Obligations are accelerated in accordance with the terms hereof following the occurrence and during the continuation of an Event of Default, Issuer shall immediately pay to Holders, in respect of each Note, the outstanding principal amount thereof, the Applicable Premium and any unpaid Other Obligations then due and owing to Holders.

(d) Mandatory Prepayment Upon Change of Control. If Issuer consummates a Change in Control, Issuer shall pay in cash upon the effectiveness of such Change of Control, in respect of each Note, an amount equal to the outstanding principal amount, plus the Applicable Premium, and any unpaid Other Obligations then due and owing to Holders.

(e) Prepayment / Conversion Upon SPAC Transaction. If Issuer consummates a SPAC Transaction, the Required Holders may elect to (i) require prepayment of the Notes, in which case Issuer shall pay in cash upon the effectiveness of such SPAC Transaction, in respect of each Note, an amount equal to the outstanding principal amount, plus the Applicable Premium, and any unpaid Other Obligations then due and owing to Holders, or (ii) convert the Notes, in which case, each Note shall convert in accordance with the terms set forth in the Notes.

(f) Automatic Conversion upon Initial Public Offering Or Direct Listing. If Issuer consummates a Qualified IPO or a Qualified Direct Listing, the Notes shall be automatically converted in accordance with the terms set forth in the Notes, provided that, in no event shall any Holder be required to enter into a lock-up agreement or similar arrangement in connection with such conversion.

2.3 Payments. All payments made in respect of the Notes or otherwise pursuant to the Note Documents shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim before 4.00 p.m. Eastern Time on the date when due by wire transfer in accordance with wire transfer instructions confirmed in writing by each Holder on or prior to the date of payment. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day. Upon payment in cash or delivery of Conversion Shares, in each case, in accordance with this Agreement and the Notes, the Notes shall be deemed satisfied in full.

2.4 Fees, Premium and Holder Expenses; Default Rate. Issuer shall pay the following to Holders in respect of the Notes:

(a) Exit Fee. The Exit Fee, if the Notes are repaid in cash when due in accordance with Section 2.2(a).

(b) Applicable Premium. The Applicable Premium, if the Notes are repaid in cash when due in accordance with Section 2.2(c) or (d), or, subject to Required Holders election to receive payment in cash, Section 2.2(e);

(c) Holder Expenses. All Holder Expenses incurred through the date of issuance, on the Effective Date, and all Holder Expenses incurred after the Effective Date, promptly upon request.

(d) Default Rate. During the existence of an Event of Default due to non-payment of any Obligations, whether at the scheduled Maturity Date or upon acceleration of the Obligations, the outstanding Obligations shall, at the election of Required Holders, bear interest at the Applicable Default Rate, which shall accrue to principal monthly, on the first day of each month, (the “Default Interest”). Accrual, payment or acceptance of Default Interest is not a permitted alternative to timely payment or delivery of Conversion Shares and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Holders.

2.5 Withholding.

(a) Any and all payments by or on account of any obligation of Issuer under any Note Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.

(b) If a Holder is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document, such Holder shall deliver to Issuer, at the time or times reasonably requested by Issuer, such properly completed and executed documentation reasonably requested by Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding, including, but not limited to, IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, in each case, as applicable. In addition, each Holder, if reasonably requested by Issuer, shall deliver such other documentation prescribed by applicable law or reasonably requested by Issuer as will enable Issuer to determine whether or not is subject to backup withholding or information reporting requirements. Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Issuer in writing of its legal inability to do so. Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Issuer in writing of its legal inability to do so.

3. CONDITIONS TO CLOSING

3.1 Conditions Precedent to Initial Closing. Each Purchaser’s obligation to purchase Notes on the Effective Date shall be subject to Purchasers’ receipt of each of the following documents, in form and substance satisfactory to Purchasers, or satisfaction of the following conditions, as applicable:

(a) this Agreement, duly executed by Issuer;

(b) each Note to be delivered to the Purchasers as of the Effective Date, duly executed by Issuer;

(c) an officer’s certificate, in the form attached hereto as Exhibit D, duly executed by a Responsible Officer, certifying as to the Operating Documents of the Issuer as in effect as of the Effective Date, resolutions of the Board approving the execution, delivery and performance of this Agreement and issuance of the Notes and the Conversion Shares (upon conversion of the Notes), and a waiver by the requisite stockholders of any conversion price adjustment or preemptive rights in connection with the issuance of the Notes;

(d) a legal opinion of Issuer’s counsel with respect to the Note Documents; and

(e) payment of all Holder Expenses incurred through the Effective Date, as set forth in the flow of funds agreed upon between Issuer and each Purchaser on or prior to the Effective Date.

4. REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants as follows:

4.1 Organization, Good Standing and Qualification. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Issuer and each of its Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue the Notes, to issue the Conversion Shares upon conversion of the Notes, and to carry out the provisions of this Agreement, the Notes and any other Note Documents and to carry on its business as presently conducted. Issuer and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not be reasonable expected to have a Material Adverse Effect.

4.2 Subsidiaries. Except as set forth in Schedule 4.2 hereto, as of the Effective Date, (a) Issuer does not own or control any Equity Interest of any other corporation, partnership, limited liability company or other business entity, (b) every Subsidiary of Issuer is wholly-owned, and (c) Issuer is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

4.3 Capitalization.

(a) Schedule 4.3(a) hereto sets forth with respect to each class and series of capital stock of Issuer as of the Effective Date, the par value, the number of shares authorized, outstanding and reserved for issuance pursuant to options, warrants or convertible securities, and with respect to Issuer’s 2011 Stock Option and Grant Plan (“Plan”), the number of shares of Common Stock reserved for issuance pursuant to options duly granted pursuant to the Plan and the number of shares of Common Stock reserved for issuance pursuant options available to be granted pursuant to the Plan. As of the Effective Date, Issuer has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in Schedule 4.3(a) hereto.

(b) All issued and outstanding shares of Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities or pursuant to valid exemptions therefrom; and (iii) are subject to a right of first refusal in favor of Issuer upon transfer as set forth in the Operating Documents of the Issuer as of the Effective Date.

(c) The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the Operating Documents delivered to the Purchaser on the Effective Date. When issued upon conversion of the Notes in accordance with the terms there of and the Operating Documents, the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens or encumbrances other than Liens and encumbrances created by or imposed upon the applicable Holder; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise required by such laws at the time a transfer is proposed. The issuance of the Notes, and the issuance of the Conversion Shares upon conversion of the Notes is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived.

(d) Issuer has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) To Issuer’s knowledge, any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code) under which Issuer makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of Issuer, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(f) Subject to the accuracy of the representations of Purchasers in Section 5, and subject to the filings set forth below, the Conversion Shares issuable upon conversion of the Notes will be issued in compliance with all applicable federal and state securities laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of Issuer in connection with the consummation of the issuance of the Notes and the issuance of the Conversion Shares upon conversion of the Notes, except for (i) filings pursuant to Regulation D of the Securities Act or the filing pursuant to Section 25102(f) or 25102.1 of the California Corporate Securities Law of 1968, as amended, and any other applicable state securities laws, which have been made or will be made in a timely manner.

4.4 Authorization; Enforceability. All corporate action on the part of Issuer, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the other Note Documents, the performance of all Issuer’s obligations thereunder, and the sale, issuance and delivery of the Notes pursuant hereto and the Conversion Shares upon conversion of the Notes, has been taken. The Note Documents, when executed and delivered, will be valid and binding obligations of Issuer, enforceable against the Issuer in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies.

4.5 Financial Statements. The audited consolidated balance sheet, income statement, and statement of cash flows for the fiscal year ended December 31, 2018, and the unaudited consolidated balance sheet, income statement and statement of cash flows for the seven months ended July 31, 2020 (the “Statement Date”, and such audited and unaudited financial statements, collectively, the “Financial Statements”), copies of which have been delivered to Purchasers, fairly present in all material respects, in accordance with GAAP applied on a consistent basis, the consolidated financial position of Issuer and its Subsidiaries as of the dates and for the periods presented, subject, with respect to unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures (in case of the unaudited financial statements). As of the Effective Date, except as set forth in the Financial Statements, Issuer and its Subsidiaries have no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to Statement Date and obligations under contracts and commitments incurred in the ordinary course of business and not required to be reflected in the Financial Statements in accordance with GAAP, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of Issuer and its Subsidiaries. Since the Statement Date, no event, circumstance, development or change has occurred that would reasonably be expected to have a Material Adverse Effect.

4.6 Material Agreements. As of the Effective Date, except as set forth on Schedule 4.6(a) hereto, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Issuer or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, Issuer or a Subsidiary, as applicable, in excess of $1,000,000, (ii) the Transfer or license of any Intellectual Property to or by Issuer or a Subsidiary (other than (A) licenses of “off the shelf” or other standard products or (B) the nonexclusive license of Intellectual Property in the ordinary course of business pursuant to standard end-user agreements), (iii) provisions restricting the development, manufacture or distribution of Issuer’s products or services, or (iv) indemnification by Issuer or a Subsidiary with respect to infringements of Intellectual Property (such agreements, “Material Agreements”).

4.7 Related Party Matters. There are no arrangements or agreements with Affiliates existing as of the Effective Date that would violate Section 7.7. Except as set forth on Schedule 4.7 hereto, none of the officers, directors or, to the best of Issuer’s knowledge, key employees or stockholders of Issuer or any Subsidiary or any members of the immediate families of the foregoing, has any direct or indirect ownership interest in any Person with which Issuer is affiliated or with which Issuer has a business relationship, or any Person that competes with Issuer, other than (i) passive Investments in publicly traded companies (representing less than 2.5% of such company) which may compete with Issuer, and (ii) Investments by venture capital funds affiliated with members of the Board in other portfolio companies of such venture capital fund. No officer, director or, to Issuer’s knowledge, stockholder or member of the immediate families of any officer, director or stockholder, is, directly or indirectly, interested in any Material Agreement.

4.8 Title to Properties and Assets; Liens, Etc. Issuer and each of its Subsidiaries has good and marketable title to the properties and assets it owns, subject to no Lien other than Permitted Liens. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Issuer or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. With respect to the property and assets it leases, Issuer and each of its Subsidiaries is in compliance in all material respects with such leases to which it is a party, and, to its knowledge, holds a valid leasehold interest free of any Liens other than Permitted Liens and other than those of the lessors of such property or assets.

4.9 Intellectual Property.

(a) Issuer and each of its Subsidiaries owns or possesses sufficient legal rights to all Intellectual Property necessary for its business as now conducted, without any known infringement of the rights of others. Except as set forth on Schedule 4.9(a) hereto, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is Issuer or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) Except as set forth in Schedule 4.9(b) hereto, to Issuer’s knowledge, neither Issuer nor any of its Subsidiaries has received any communications alleging that Issuer or such Subsidiary has infringed upon any Intellectual Property of another Person, nor is Issuer aware of any basis therefor.

(c) Issuer is not aware that any of its or its Subsidiaries’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Issuer or its Subsidiary, as applicable, or that would conflict with Issuer’s business as currently conducted or as presently proposed to be conducted.

(d) Neither Issuer nor any of its Subsidiaries is not subject to any obligation or condition under any free or open source software that would require that any of its proprietary software (A) be disclosed, distributed, or made available in source code form; (B) be licensed with the permission to create derivative works; or (C) be redistributable at no charge.

4.10 Compliance with Other Instruments. Neither Issuer nor any of its Subsidiaries (i) is in violation or default of any term of its Operating Documents, or (ii) is in violation or default in any material respect of any material term of any Material Agreement or any material judgement, decree or writ by which it or a material portion of its assets are bound. The execution delivery and performance of this Agreement and the issuance of the Notes (and the Conversion Shares upon conversion of the Notes) will not, with or without the passage of time or giving of notice, result in (i) any material violation of, or be in conflict with or constitute a material default under any Operating Document, or (ii) any violation of, or be in conflict with or constitute a default in any material respect under, any Material Agreement or judgment or decree or writ by which a material portion of its assets are bound, and will not result in the creation of any Lien on any material portion of the properties or assets of Issuer or any of its Subsidiaries, other than a Permitted Lien, or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to Issuer or any of its Subsidiaries, its respective business or operations or any of its assets or properties.

4.11 Litigation. There is no action, suit, proceeding or investigation pending or, to Issuer’s knowledge, currently threatened against Issuer or any of its Subsidiaries, or, to Issuer’s knowledge, against any officer or key employee of Issuer or any of its Subsidiaries arising out of his or her employment, that would reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect, or that questions the validity of this Agreement, the other Note Documents, or the right of Issuer to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or, to Issuer’s knowledge, threatened involving the prior employment of any of Issuer’s or its Subsidiaries’ employees, their use in connection with Issuer’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither Issuer nor any Subsidiary is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. As of the Closing Date, there is no material action, suit, proceeding or investigation by Issuer currently pending or which Issuer or any Subsidiary intends to initiate. For purposes of the foregoing, “material” shall mean reasonably expected to result in monetary damages in excess of $1,000,000 or otherwise reasonably expected to have a Material Adverse Effect, if adversely determined.

4.12 Tax Returns and Payments. Issuer is a subchapter C corporation. Issuer and its Subsidiaries have each timely filed all income and other material tax returns (federal, state and local) required to be filed by them, and has timely paid all federal state and local Taxes due and payable as of the Effective Date (except (i) in case of state or local taxes, where failure to do so would not reasonably be expected to result in a Material Adverse Effect and (ii) for Taxes duly contested by appropriate proceedings diligently conducted, so long as reserves or other appropriate provision is made therefor in accordance with GAAP). Issuer has not been advised in writing (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed adjustment to its federal, state or other Taxes.

4.13 Employees. As of the Effective Date, except as set forth on Schedule 4.13 hereto,

(a) neither Issuer nor any of its Subsidiaries has any collective bargaining agreements with any of its employees;

(b) neither Issuer nor any of its Subsidiaries is a party to or bound by any currently effective employment contract (other than standard offer letters entered into in the ordinary course of business), deferred compensation arrangement, severance arrangement bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement;

(c) no employee of Issuer or any of its Subsidiaries has been granted the right to continued employment by Issuer or such Subsidiary or to any material compensation following termination of employment with Issuer or such Subsidiary;

(d) to Issuer’s knowledge, no employee of Issuer or any of its Subsidiaries, nor any consultant with whom Issuer or any of its Subsidiaries has contracted, is in material violation of any material term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Issuer or such Subsidiary; and neither Issuer nor any of its Subsidiaries has received any notice alleging that any such material violation has occurred;

(e) to Issuer’s knowledge, no officer, key employee or group of employees of Issuer or any of its Subsidiaries intends to terminate his, her or their employment with Issuer or such Subsidiary, nor does Issuer or any of its Subsidiaries have any present intention to terminate the employment of any officer, key employee or group of employees;

(f) there are no actions pending, or to Issuer’s knowledge, threatened, by any former or current employee of Issuer or any of its Subsidiaries concerning such Person’s employment by Issuer or such Subsidiary;

(g) neither Issuer nor any of its Subsidiaries is materially delinquent in payments to any of its employees, consultants, or independent contractors for any material wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants or independent contractors;

(h) Issuer and each of its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours and worker classification;

(i) Issuer and each of its Subsidiaries has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Issuer or such Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;

(j) the employment of each employee of Issuer or any of its Subsidiaries is terminable at the will of Issuer or such Subsidiary;

(k) except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due, and neither Issuer nor any Subsidiary has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services;

(l) each former key employee whose employment was terminated by Issuer or any of its Subsidiaries has entered into an agreement with Issuer or such Subsidiary providing for the full release of any claims against Issuer or such Subsidiary and any related party arising out of such employment;

(m) neither Issuer nor any of its Subsidiaries has established, sponsors, maintains or participates in or contributes to any employee benefit plan, which is subject to ERISA, and Issuer or such Subsidiary has made all required contributions and has no liability to any such employee benefit plan, other than ordinary administrative expenses and liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA;

(n) each current and former employee of Issuer or any of its Subsidiaries has executed a non-solicitation agreement substantially in the form or forms delivered to Purchasers, and Issuer is not aware that any violation of any such agreement;

(o) neither Issuer nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Issuer, has sought to represent any of the employees, representatives or agents of Issuer or any of its Subsidiaries; and there is no strike or other labor dispute involving Issuer or any of its Subsidiaries pending, or to Issuer’s knowledge, threatened, which could have a Material Adverse Effect, nor is Issuer aware of any labor organization activity involving the employees of Issuer or any of its Subsidiaries; and

(p) to Issuer’s knowledge, none of the key employees or directors of Issuer or any of its Subsidiaries has been (A) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (B) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

4.14 Obligations of Management. As of the Effective Date, each officer and key employee of Issuer or any of its Subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of Issuer or such Subsidiary. As of the Effective Date, Issuer is not aware that any officer or key employee of Issuer or any of its Subsidiaries is planning to work less than full time at Issuer or the applicable Subsidiary in the future. No officer or key employee is currently working or, to Issuer’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

4.15 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, Issuer is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of Issuer’s presently outstanding securities or any of its securities that may hereafter be issued. To Issuer’s knowledge, except as contemplated in the Voting Agreement, no stockholder of Issuer has entered into any agreement with respect to the voting of equity securities of Issuer.

4.16 Compliance with Laws; Permits. Neither Issuer nor any of its Subsidiaries is in violation of any applicable Requirement of Law, which violation would reasonably be expected to have a Material Adverse Effect. No material consents, approvals or authorization, filing registrations or declarations is required in connection with the execution and delivery of this Agreement and the other Note Documents or the issuance of the Notes (or the Conversion Shares upon conversion of the Notes), except such as have been duly and validly obtained or filed, or with respect to any filings that will be timely made after the Effective Date. Issuer and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority reasonably necessary for the conduct of its business as now being conducted by it and believes it can obtain, without undue burden or expense, any similar authority reasonably necessary for the conduct of its business as presently planned to be conducted. Without limitation of the foregoing:

(a) Real Property Holding Corporation. Issuer is not a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

(b) Investment Company Act. Neither Issuer nor any of its Subsidiaries is an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(c) Margin Stock. Neither Issuer nor any of its Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of issuance of the Notes have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Note Issuances or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(d) OFAC; Sanctions. Issuer has not taken or permitted to be taken any action which would reasonably be expected to cause any Note Document to violate any regulation of the Federal Reserve Board. Neither the issuance of the Notes nor Issuer’s use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the applicable foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Neither Issuer, nor any of its Subsidiaries, nor, to Issuer’s knowledge, any Affiliate of Issuer or any of its Subsidiaries nor, to the knowledge of Issuer, any present holder of Equity Interests of any of the foregoing (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions of any other Governmental Authority including of any other applicable jurisdiction, (ii) is located in or resides within any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages or will engage in any unlawful dealings or transactions with any such Person.

(e) FCPA; Patriot Act. Issuer and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the issuance of the Notes has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(f) ERISA. No Reportable Event or Prohibited Transaction, as defined in Section 4043 and Section 406 of ERISA, respectively, in each case which could reasonably be expected to result in material liability to the Issuer, has occurred or is reasonably expected to occur, and Issuer has not failed to meet the minimum funding requirements of Section 412 of ERISA.

(g) Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Issuer or, to Issuer’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to Issuer as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(h) Environmental Laws. Except as could not reasonably be expected to have a Material Adverse Effect, (a) Issuer and each of its Subsidiaries is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by Issuer or such Subsidiary; (c) there have been no Hazardous Substances generated by Issuer that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by Issuer, except for the storage of hazardous waste in compliance with Environmental Laws. To the extent such materials exist, Issuer or the applicable Subsidiary has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

(i) Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers or employees (collectively “Personal Information”), Issuer is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, Issuer’s privacy policies and the requirements of any contract or codes of conduct to which Issuer is a party. Issuer has commercially reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. Issuer is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

4.17 Offering Valid. Subject to the representations and warranties of Purchasers set forth in Section 5, the offer, sale and issuance of the Notes and the Conversion Shares (upon conversion of the Notes) will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Issuer nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Notes to any Person or Persons so as to bring the sale of such Notes by Issuer within the registration provisions of the Securities Act or any state securities laws.

4.18 Changes. During the period from the Statement Date through the Effective Date, except as set forth in Schedule 4.18 hereto, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of Issuer and its Subsidiaries, except changes in the ordinary course of business that do not result in a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would reasonably be expected to have a Material Adverse Effect;

(c) any waiver or compromise by Issuer or any of its Subsidiaries of a contractual right with a contract value in excess of $250,000 individually or of a material Indebtedness of another Person owed to it;

(d) any satisfaction or discharge of any Lien on the assets of Issuer or any of its Subsidiaries or repayment of any Indebtedness of Issuer or any of its Subsidiaries, except in the ordinary course of business and the satisfaction or discharge of which would not reasonably be expected to have a Material Adverse Effect;

(e) any material change to a Material Agreement by which Issuer, any of its Subsidiaries, or their respective assets are bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer or key employee of Issuer or any of its Subsidiaries;

(h) any Lien created by or arising on any material properties or assets of Issuer or any of its Subsidiaries, except for Permitted Liens;

(i) any loans or guarantees made by Issuer or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business or which would constitute a Permitted Investment;

(j) any declaration, setting aside or payment or other distribution in respect of any of Issuer’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Issuer;

(k) any sale, assignment or transfer of any Intellectual Property other than licensing in the ordinary course of business;

(l) to Issuer’s knowledge, any other event or condition of any character, other than events affecting the economy or Issuer’s industry generally, that could reasonably be expected to have a Material Adverse Effect; or

(m) any arrangement or commitment by Issuer to do any of the things described in this Section 4.18.

4.19 Full Disclosure. Issuer has provided each Purchaser with all information requested in writing by such Purchaser in connection with its decision to purchase the Notes. To Issuer’s knowledge, neither this Agreement, nor the other Note Documents, nor any other document delivered by Issuer to any Purchaser or its counsel or agents in connection herewith or therewith or the transactions contemplated hereby or thereby, when taken as a whole, contain any untrue statement of a material fact nor, to Issuer’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which they were made, when taken as a whole, it being recognized by the Purchasers that the projections and forecasts provided by Issuer in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser hereby represents and warrants to Issuer, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of Issuer set forth in this Agreement):

5.1 Requisite Power and Authority. Each Purchaser has all necessary power and authority to execute and deliver this Agreement and the Note Documents and to carry out their provisions. All action on each Purchaser’s part required for the lawful execution and delivery of this Agreement and the Note Documents has been taken. Upon their execution and delivery, this Agreement and the Note Documents will be valid and binding obligations of each Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, or (b) as limited by general principles of equity that restrict the availability of equitable remedies.

5.2 Investment Representations. Each Purchaser understands that neither the Notes nor the Conversion Shares have been registered under the Securities Act. Each Purchaser also understands that the Notes are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in the Agreement. In furtherance of the foregoing:

(a) Purchaser Bears Economic Risk. Each Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Issuer so that it is capable of evaluating the merits and risks of its investment in Issuer and has the capacity to protect its own interests. Each Purchaser must bear the economic risk of this investment indefinitely unless the Notes (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Each Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Notes or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose. Each Purchaser also understands that no public market now exists for the Notes, the Conversion Shares or any shares of the Common Stock, and that Issuer has made no representation that a public market will ever exist for the Notes, the Conversion Shares or the Common Stock.

(b) Acquisition for Own Account. Each Purchaser is acquiring the Notes and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution. By executing this Agreement, each Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Notes and the Conversion Shares.

(c) Purchaser Can Protect Its Interest. Each Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and Note Documents. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. Each Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e) Company Information. Each Purchaser has had an opportunity to discuss Issuer’s business, management and financial affairs with directors, officers and management of Issuer and has had the opportunity to review Issuer’s operations and facilities. Each Purchaser has also had the opportunity to ask questions of and receive answers from, Issuer and its management regarding the terms and conditions of this investment. Nothing in this Section 5 limits or modifies the representations and warranties of Issuer in Section 4 or the right of any Purchaser to rely thereon.

(f) Rule 144. Each Purchaser acknowledges and agrees that the Notes, and, if issued, the Conversion Shares, are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Residence. If any Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on Schedule 1 hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on Schedule 1 hereto.

(h) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, other than Issuer and its officers and directors, in making its investment or decision to invest in Issuer. Each Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

6. AFFIRMATIVE COVENANTS

6.1 Legal Existence; Good Standing; Compliance with Laws. Except for transactions permitted by Section 7.3, Issuer shall, and shall cause each of its Subsidiaries to, maintain its legal existence and good standing in its jurisdiction of incorporation or formation, as applicable, and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Issuer shall, and shall cause each of its Subsidiaries to, (x) comply with all Requirements of Law to which it is subject, except where a failure to do so would not reasonably be expected to have a Material Adverse Effect; and (y) obtain all of the Governmental Approvals required in connection with the operation of its business as currently conducted and presently proposed to be conducted and for the performance of its obligations under the Note Documents and comply with all terms and conditions with respect to such Governmental Approvals, except, in each case, where failure to obtain such Governmental Approval or the failure to comply with such Governmental Approvals would not reasonably be expected to result in a Material Adverse Effect. Issuer shall maintain and cause each of its Subsidiaries to maintain compliance in all material respects with applicable Sanctions and Anti-Corruption Laws, and shall implement and cause each of its Subsidiaries to implement appropriate policies and procedures designed to promote in all material respects compliance by their respective directors, officers, employees and agents with applicable Sanctions and Anti-Corruption Laws, and shall not engage in unlawful transactions or dealings with a Sanctioned Person or Sanctioned Country. Issuer shall not (u) become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended; (v) undertake as one of its important activities extending credit to purchase or carry Margin Stock, or use the proceeds of the issuance of the Notes for that purpose; (w) fail to meet the minimum funding requirements of ERISA; (x) permit a Reportable Event or Prohibited Transaction, as defined in Section 4043 and Section 406 of ERISA, respectively, in each case which could reasonably be expected to result in material liability to the Issuer to occur; (y) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; (z) withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Issuer or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

6.2 Financial Statements, Reports, Certificates; Holder Meetings.

(a) Financial Statements; Reporting and Notices. Issuer shall deliver to Holders the following:

Monthly Financial Statements. Within 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement (including a statement of cash flows) covering Issuer’s consolidated operations for such month, certified by a Responsible Officer and in a form reasonably acceptable to Required Holders, prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments;

Quarterly Financial Statements. Within 45 days after the last day of each fiscal quarter, a company prepared consolidated balance sheet and income statement (including a statement of cash flows) covering Issuer’s consolidated operations for such fiscal quarter, certified by a Responsible Officer, prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments;

Annual Audited Financial Statements. As soon as available, but no later than 120 days after the last day of Issuer’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements from an independent certified public accounting firm of recognized national standing (without a “going concern” or like qualification or exception, and without any qualification or exception as to the scope of such audit other than (x) a qualification resulting from an upcoming maturity date or scheduled commitment termination date for any Indebtedness occurring within one year from the time such opinion is delivered and (y) a qualification related solely to the actual or potential inability to comply with a financial maintenance covenant during the period covered or within the applicable time following such report);

Budgets and Financial Projections. (i) Within 60 days after fiscal year end of Issuer, annual financial projections for the fiscal year commenced as approved by the Board, and any related business forecasts used in the preparation of such annual financial projections, and (ii) promptly following Board approval thereof, any Board approved update to such projections;

Quarterly Compliance Certificate. Together with the quarterly financial statements delivered in accordance with subsection (i) above, a duly completed Compliance Certificate substantially in the form attached hereto as Exhibit C, signed by a Responsible Officer;

Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Issuer or any of its Subsidiaries an adverse determination of which would reasonably be expected to result in (i) damages or costs to Issuer or any of its Subsidiaries of $1,000,000 or more in the aggregate, (ii) a Material Adverse Effect, or (iii) invalidation of any material Intellectual Property;

Valuation Reports; Capitalization Tables. A copy of each 409A valuation report as to Issuer’s capital stock that is approved by the Board following the Effective Date, together with the next Compliance Certificate due after such approval,

Capitalization Table. Following any material change to the fully diluted capitalization of Issuer, an updated capitalization table with the next Compliance Certificate following such change (it being understood and agreed that, for purposes hereof, a “material change” shall mean a change in ownership with respect to capital stock representing in excess of 2.5% of all capital stock of Issuer, on an as-converted to Common Stock basis).

Operating Documents; Financing Documents. Upon any material amendment to Issuer’s Operating Documents, a copy of the Operating Documents as then in effect or upon the consummation of any preferred stock financing or other financing involving the issuance of Equity Interests, a copy of such amended Operating Documents or transaction documents entered into in connection with such financing, as applicable, in each case, within 5 Business Days following the effectiveness thereof;

Revolving Debt Reporting, Notices and Documents. Concurrently with delivery to any holder of Permitted Revolving Indebtedness (if any), a copy of all financial reporting, including any borrowing base certificates and compliance certificates; upon delivery or receipt by Issuer, any material notices pursuant to the documentation relating to such Permitted Revolving Indebtedness; and within three Business Days of effectiveness, copies of any amendments, restatements, waivers, or other modifications to the documentation relating to such Permitted Revolving Indebtedness; and

SPAC Transaction. Not less than ten (10) days prior to the effectiveness of a SPAC Transaction, notice thereof and a summary of terms and copies of such transaction documents as Required Holders may reasonably request.

(b) Holder Meetings. Issuer will, within 45 days after the close of each fiscal quarter, at the request of Required Holders and upon reasonable prior notice, participate in a conference call to review the financial results of the fiscal quarter then ended, as well as prospects of the business of Issuer and its Subsidiaries and any other matters that Required Holders may reasonably wish to discuss.

(c) Electronic Delivery. Information required to be delivered pursuant to clauses (ii) and (iii) above may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the earlier of (i) the date on which Issuer posts such information, or provides a link thereto on Issuer’s website or at www.sec.gov; or (ii) the date on which such information is posted on Issuer’s behalf on an Internet or intranet website, if any, to which the Purchasers have been granted access; provided that, in each such case, Issuer provides notice to the Purchasers that such information has been posted or provided as set forth herein.

Notwithstanding the foregoing, any Holder may by written notice to Issuer elect to forego reporting, notices or other information required in accordance with this Section 6.2 or any other notice or report including non-public information, either for a specified period or until further written notice by such Holder is given, and upon receipt of such notice, Issuer shall discontinue such reporting and notices accordingly.

6.3 Taxes; Pensions. Issuer shall timely file, and cause each of its Subsidiaries to timely file, all required Tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local Taxes when due, except for (i) deferred payment of any taxes contested in good faith and subject to reserves in accordance with GAAP and (ii) state or local Taxes that, if not paid, would not reasonably be expected to result in a Material Adverse Effect, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.4 Intellectual Property. Issuer shall use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of the owned Intellectual Property that is material to its business; promptly advise Holders in writing of material infringements that could reasonably be expected to materially and adversely affect the value of its Intellectual Property that is material to the Issuer’s business; and use commercially reasonable efforts to prevent any owned Intellectual Property that is material to Issuer’s business to be abandoned, forfeited or dedicated to the public.

6.5 Use of Proceeds. Issuer shall use the proceeds of the issuance of the Notes to fund the working capital needs of Issuer and its Subsidiaries and/or to fund its and its Subsidiaries’ general corporate purposes, business requirements and growth initiatives.

6.6 Formation or Acquisition of Subsidiaries. If Issuer forms or acquires any direct or indirect Subsidiary or acquires any Subsidiary after the Effective Date (in each case, other than an Excluded Subsidiary), or at the written request of the Required Holders with respect to any Subsidiary that is not a Guarantor (other than an Excluded Subsidiary), Issuer shall (a) promptly, and in any event within 10 days thereof, provide written notice to Holders together with certified copies of the Operating Documents of such Subsidiary, and (b) promptly, and in any event within 30 days of such formation or creation or acquisition (or such later date as the Required Holders may agree) cause such Subsidiary to enter into a Guaranty as Holders may reasonably require. If following any fiscal quarter, Issuer determines that the conditions set forth in the defined term “Immaterial Subsidiaries” are not met with respect to all Subsidiaries then designated as Immaterial Subsidiaries, Issuer shall promptly notify Holders thereof, and, at the request of Required Holders shall designate one or more Subsidiaries to provide a Guaranty with respect to the Obligations, such that after giving effect thereto, the conditions set forth in “Immaterial Subsidiary” are satisfied.

7. NEGATIVE COVENANTS

Issuer shall not, and shall not permit any of its Subsidiaries to, do any of the following so long as Obligations remain outstanding (other than contingent indemnification obligations as to which no claim has been asserted in writing and any other obligations which, by their terms, are to survive the termination of this Agreement):

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2 Changes in Business. Engage in any business other than the businesses substantially same as the businesses currently engaged in by Issuer and its Subsidiaries, or reasonably related, incidental, ancillary or complimentary thereto or a natural extension of the same, without the prior written consent of Required Holders.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person, except that (i) any Subsidiary may merge or consolidate into any other Subsidiary or Issuer, provided that in any transaction involving (x) a Subsidiary that is a Guarantor or (y) Issuer, such Subsidiary that is a Guarantor or Issuer, as applicable, shall be the surviving entity, (ii) Issuer or any Subsidiary may acquire all or substantially all of the capital stock or property of any Subsidiary, provided that such transaction does not result in the transfer of property or capital stock by Issuer or any Subsidiary that is a Guarantor to a Subsidiary that is not a Guarantor, (iii) any Subsidiary that is not a Guarantor may transfer all or substantially all assets if such transaction would constitute a “Permitted Transfer”, and (iv) Issuer may enter into and consummate a transaction resulting in a Change in Control, subject to prepayment in accordance with Section 2.2(d).

7.4 Indebtedness. Create, incur, assume, or become liable for any Indebtedness, or permit any Subsidiary to do so, except for Permitted Indebtedness.

7.5 Encumbrance. Create, incur, or allow or suffer to exist any Lien on any of its property, except for Permitted Liens.

7.6 Distributions; Investments. (a) Pay any dividends or make any distribution with respect to, or redeem, retire or purchase any of, its Equity Interests, except for Permitted Distributions; or (b) directly or indirectly make any Investment other than Permitted Investments.

7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Issuer, except for the following:

(a) transactions that are upon fair and reasonable terms that are no less favorable to Issuer or its Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-affiliated Person;

(b) bona fide rounds of debt or equity financing by investors in Issuer for capital raising purposes;

(c) reasonable and customary director, officer and employee fees, compensation, expense reimbursement, and other customary benefits including retirement, health, stock option, equity compensation, and other benefit plans and indemnification arrangements approved by the Board;

(d) the execution, delivery and performance of any customary stockholder or registration rights agreement approved by the Board;

(e) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, stock ownership plans or similar arrangements approved by the Board,

(f) any Permitted Distribution,

(g) any Permitted Investment to the extent expressly contemplated by the terms of the applicable clause of the defined term “Permitted Investment” to be a transaction among Affiliates;

(h) any Permitted Transfer to the extent expressly contemplated by the terms of the applicable clause of the defined term “Permitted Transfer” to be a Transfer to an Affiliate;

(i) intercompany transactions between or among Issuer and its wholly-owned Subsidiaries not otherwise restricted by this Agreement.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”):

8.1 Payment Default. Issuer fails to pay (a) outstanding principal, any Exit Fee, or any Applicable Premium, any Default Interest when due in respect of any Note, or (b) any Other Obligations within five (5) Business Days of becoming due in respect of any Note.

8.2 Covenant Default.

(a) Issuer (i) fails or neglects to perform any obligation in Article 7 hereof, or (ii) fails to deliver Conversion Shares when required in accordance with the Notes and such failure continues for three (3) Business Days following the date such delivery was required; or

(b) Issuer fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in the Note Documents, and as to any such Default (other than those constituting an Event of Default or set forth in subsection (a) above), if such other term, provision, condition, covenant or agreement is capable of being cured, has failed to cure such Default within thirty days of the occurrence thereof.

8.3 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Issuer or any of its Subsidiaries in an aggregate amount in excess of $1,000,000, (ii) a notice of Lien or levy is filed against Issuer’s assets, or the assets of any of its Subsidiaries by any Governmental Authority in an aggregate amount or fair market value in excess of $1,000,000, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days, discharged, stayed or bonded pending appeal; or

(b) (i) any material portion of Issuer’s assets or the assets of any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Issuer or any of its Subsidiaries from conducting all or any material part of its business; or (iii) the delivery of a notice of foreclosure or exclusive control with respect to any deposit or securities account maintained by Issuer with a balance in excess of $1,000,000.

8.4 Insolvency. (a) Issuer and its Subsidiaries, as a whole, are unable to pay its debts (including trade debts) as they become due or the fair salable value of the assets (including goodwill minus disposition costs) of Issuer and its Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of Issuer and its Subsidiaries, on a consolidated basis; (b) Issuer and its Subsidiaries voluntarily commences an Insolvency Proceeding with respect to itself; or (c) an Insolvency Proceeding is begun against Issuer or any of its Subsidiaries that is not dismissed or stayed within forty-five (45) days.

8.5 Other Agreements. There is, under any agreement to which an Issuer or any of its Subsidiaries is a party, any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in a principal amount individually or in the aggregate in excess of $1,000,000.

8.6 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $5,000,000 shall be rendered against Issuer or a Subsidiary thereof by any Governmental Authority, and the same are not, within thirty (30) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, stayed (or an action of similar effect outside the United States) or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

8.7 Misrepresentations. Issuer makes any representation, warranty, or other statement in writing now or later in any Note Document or in any writing delivered to Purchasers or to induce Purchasers to enter the Note Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.8 Revolving Indebtedness. An “event of default” has occurred pursuant to the Permitted Revolving Indebtedness occurs and is continuing beyond the applicable grace period.

9. HOLDERS’ RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, the Required Holders may, without notice or demand, do any or all of the following: declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.4 occurs, all Obligations are immediately due and payable without any action by Holders). Holders have all rights and remedies provided by applicable law, or in equity. A Holder’s exercise of one right or remedy is not an election and shall not preclude Holders from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Holders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

9.2 Demand Waiver. Issuer hereby waives demand, notice of default or dishonor, notice of payment and nonpayment and notice of nonpayment at maturity.

10. NOTICES.

All notices (including a Notice of Conversion), consents, requests, approvals, demands, or other communication by any party to the Note Document must be in writing and (unless expressly provided otherwise in the applicable Note Document) shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated on the signature pages hereto or Schedule 1, as applicable. . Issuer and each Holder may change their respective mailing or electronic mail addresses by giving the other parties hereto written notice thereof in accordance with the terms of this Section 10. Notwithstanding the foregoing, all reporting and notices in accordance with Section 6.2 shall be delivered exclusively by electronic mail, to the following address: PoshmarkReporting@owlrock.com, unless otherwise notified by a Holder in writing.

11. CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Note Documents, this Agreement and the other Note Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Issuer and each Holder hereby (or by acceptance of the applicable Note) submit to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives (to the extent permitted by law) any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives (to the extent permitted by law) personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Issuer at the address set forth in, or subsequently provided by such party in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Issuer’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ISSUER AND EACH HOLDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, ISSUER AGREES THAT IT SHALL NOT SEEK FROM ANY HOLDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS

12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted in writing and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Issuer may not assign any Note Document or any rights or obligations under it without Required Holders’ prior written consent. Without the consent of the Issuer (which shall not be unreasonably delayed, conditioned or withheld), no Purchaser or any subsequent Holder shall sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Purchaser’s or such Holder’s obligations, rights, and benefits under this Agreement and the other Note Documents; provided that no consent of Issuer shall be required for any such sale, transfer, assignment, negotiation or grant of participation (i) after the occurrence and during the continuance of an Event of Default or (ii) to another Purchaser or Holder, to an Affiliate of the transferring Purchaser or Holder, to its and its Affiliate’s Approved Funds or to a Separately Managed Account of such Purchaser or Holder. Notwithstanding any provision in this Section to the contrary, Issuer may withhold its consent to any such sale, transfer, assignment, negotiation or grant of interest to any Person to any Person deemed by the Issuer’s Board to be a competitor of Issuer or its Subsidiaries. Any sale, transfer, assignment, negotiation or grant of participation in contravention of this Section 12.2 shall be void ab initio.

12.3 Indemnification. Issuer agrees to indemnify, defend and hold Holders and each of their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing a Holder (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) claimed or asserted by any other party in connection with the transactions contemplated by the Note Documents; and (ii) all losses or expenses (including Holder Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Holders and Issuer (collectively, “Claims”), except for (x) Claims and/or losses to the extent resulting from the gross negligence or willful misconduct of such

Indemnified Person, (y) Claims resulting from a material breach of the obligations of such Indemnified Person under the Note Documents, and (z) Claims and/or losses to the extent resulting from disputes among or between Indemnified Persons; provided, however, that the foregoing shall not apply to taxes other than any taxes that represent losses, claims, damages, etc., arising from any non-tax claim. Notwithstanding any provision of the Note Documents to the contrary, no party hereto shall be responsible or liable to any other Person for any special, indirect, consequential, incidental or punitive damages under the terms of this Section or otherwise in connection with the Note Documents, except for indemnification obligations brought by third parties for which Issuer is otherwise liable pursuant to the provisions of this Section. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Note Document, or waiver, discharge or termination of any obligation under any Note Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by Issuer and the Required Holders. Any provision of this Agreement or any Note Document may be amended, waived or modified only upon the written consent of Issuer and the Required Holders. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Note Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Note Documents merge into the Note Documents.

12.5 Time of Essence. Time is of the essence for the performance of all Obligations.

12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7 [Reserved].

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9 Confidentiality. In handling any confidential information or materials provided by or on behalf of Issuer to any Holder in connection with or pursuant to the Note Documents (collectively, the “Confidential Information”), Holders shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Holders’ Subsidiaries, Affiliates, officers, directors, employees and legal, tax and accounting advisors in the ordinary course of business and to the extent necessary to monitor and evaluate such Holder’s investment in Issuer (and/or advising such Holder in connection with such purpose); (b) to prospective transferees or purchasers of any interest in any Note (collectively, “Permitted Disclosees”), provided, however, Holders shall obtain any such Permitted Disclosee’s agreement to the terms of this provision or ensure such Permitted Disclosee is bound by confidentiality terms no less restrictive than the terms of this Section 12.9; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Holders, including pursuant to the Exchange Act, (d) to Holder’s regulators or as otherwise required in connection with Holders’ examination or audit; and (e) as Required Holders consider appropriate in exercising remedies under the Note Documents. Confidential Information does not include information that either: (i) to the extent such confidential information is in the public domain or in a Holder’s possession when disclosed to a Holder, or becomes part of the public domain (other than as a result of disclosure by such Holder in violation of this Agreement) after disclosure to a Holder; or (ii) is disclosed to Holders by a third party without restricting Holders’ use or disclosure thereof, if a Holder does not know that the third party is prohibited from disclosing the information. Without limitation of the foregoing, except for information with respect to Holders’ investment in the Notes required to be disclosed pursuant to the Exchange Act or other information publicly available due to reporting obligations pursuant to any applicable Requirement of Law, no Holder shall disclose Confidential Information to any direct competitor of Issuer. Each Holder agrees to notify Issuer in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information which has come to its attention. In the event that a Purchaser or any of its Permitted Disclosees receives a request or is required by a Governmental Authority to disclose all or any Confidential Information, such Purchaser or its Permitted Disclosees, as the case may be, agree to (A) immediately notify Issuer of the existence, terms and circumstances surrounding such request, except to the extent such notification would violate any applicable Requirement of Law, (B) consult with Issuer on the advisability of taking legally available steps to resist or narrow such request and (C) assist Issuer in seeking a protective order or other appropriate remedy, in each case, at Issuer’s expense. In the event that such protective order or other remedy is not obtained or that Issuer waives compliance with the provisions hereof, such Holder or its Permitted Disclosees, as the case may be, may disclose to any Governmental Authority only that portion of the Confidential Information which such Holder is advised by counsel is legally required to be disclosed, and such Holder shall exercise reasonable commercial efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

12.10 Publicity. Issuer consents to Purchaser issuing a tombstone and using Issuer’s logo to highlight the transaction in its marketing materials, and agrees to collaborate with Purchaser on a mutually agreeable press releases, at Purchaser’s request, following the Effective Date.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Note Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Tax Treatment. The parties agree to treat the Notes as “equity” for tax purposes in accordance with Section 385(c) of the Code. Each party shall file all federal, state, county and local tax returns and information reporting forms required to be filed consistent with the treatment of the Notes as equity and otherwise in accordance with this Section 12.14, unless otherwise required by a change or clarification of applicable law. Except as otherwise required by law, no party to this Agreement shall take a position inconsistent with the foregoing on any tax return or otherwise.

12.15 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SENIOR UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ISSUER:

POSHMARK, INC.

By	/s/ Manish Chandra
Name: Manish Chandra
Title: Chief Executive Officer

Address for Notices:
[____________________]

[SIGNATURE PAGE TO SENIOR UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

PURCHASERS:

OR TECH LENDING LLC

By	/s/ Alexis Maged
Name: Alexis Maged
Title: Authorized Signatory

EXHIBIT A

DEFINED TERMS

As used in this Agreement, the following capitalized terms have the following meanings:

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Default Rate” means an annual rate of 20.0%

“Applicable Premium” means the following amount, as applicable:

(a) In case of a repayment on or prior to the one year anniversary of the Effective Date, $8,823,529.41;

(b) In case of a repayment after the one year anniversary of the Effective Date but no later than the two year anniversary of the Effective Date, $12,500,000.00; and

(c) In case of a repayment after the two year anniversary of the Effective Date, $16,666,666.67

“Approved Fund” means, with respect to any Holder or Purchaser, any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed (including pursuant to a separately managed account) on an exclusive discretionary basis by (a) such Holder or Purchaser, (b) any Affiliate of such Holder or Purchaser or (c) any entity or any Affiliate of any entity that administers, advises or manages such Holder or Purchaser.

“Board” means the Issuer’s board of directors.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one year from the date of investment therein; (d) (i) demand deposits and certificates of deposit with maturities of one (1) year or less from the date of acquisition, (ii) bankers’ acceptances with maturities not exceeding one (1) year from the date of acquisition, and (iii) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $250,000,000 and (e) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction or event or series of related transactions or events that, individually or in the aggregate, resulting in: (a) the holders of Issuer’s Equity Interests representing at least a majority of Issuer’s total outstanding combined voting power of Issuer’s Equity Interests as of the Effective Date, ceasing to own a majority of the outstanding combined voting power of Issuer’s Equity Interests; or (b) any “Person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Issuer ordinarily entitled to vote in the election of directors, empowering such “Person” or “group” to elect a majority of the members of the Board, who did not have such power before such transaction, provided that a formation of a holding company or other corporate restructuring as a result of which the majority of Issuer’s total outstanding combined voting power shall remain owned by the same holders as immediately prior to such restructuring, shall not constitute a “Change in Control” if immediately upon the effectiveness thereof, any new holding company or parent shall enter into a Guaranty with respect to the Obligations. Notwithstanding the foregoing, a SPAC Transaction shall not be deemed to be a Change in Control.

“Code” means Internal Revenue Code of 1986, as amended

“Common Equity” of any Person means, if such Person is a corporation, all common stock of such Person (including voting, limited voting and non-voting stock) or, if such Person is not a corporation, the equivalent equity interests of such Person.

“Common Stock” means shares of common stock of Issuer, par value $0.0001 per share.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any Indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Conversion Shares” means the shares of Common Equity that are listed on a Recognized Trading Market in connection with a Qualified IPO, Qualified Direct Listing or SPAC Transaction, as applicable, of Issuer, and which are deliverable upon conversion of the Notes in accordance with the terms of this Agreement and the Notes.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Dollars,” “dollars” and “$” each means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (i) any Immaterial Subsidiary, (ii) any Subsidiary to the extent the provision of a Guaranty by such Subsidiary would reasonably be expected to result in material adverse tax consequences, or violation of any applicable Requirement of Law, provided that, notwithstanding the foregoing, no Subsidiary that (x) owns material Intellectual Property, or (y) is a guarantor or co-borrower with respect Permitted Revolving Indebtedness, shall be deemed an Excluded Subsidiary.

“Exit Fee” means, with respect to each Note, a fee in an amount equal to 33.3% of the principal amount outstanding under such Note.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any Person guaranteeing the Obligations from time to time.

“Guaranty” means a guaranty with respect to the Obligations, in form and substance satisfactory to Required Holders, as amended, restated, supplemented or otherwise modified from time to time.

“Holder” means any holder of Notes, from time to time.

“Holder Expenses” are all reasonable and documented out-of-pocket costs, and expenses incurred by Purchasers or Holders from time to time (including reasonable and documented out-of-pocket attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Note Documents (or in connection with appeals or Insolvency Proceedings) or otherwise incurred by Purchaser or Holder with respect to the Note Documents.

“Immaterial Subsidiary” means any Subsidiary designated in writing as such by Issuer, satisfying the following conditions: (i) cash and other assets of all Immaterial Subsidiaries in the aggregate do not exceed 15% of consolidated assets of Issuer, in each case, determined as of the last day of the most recent fiscal quarter then ended for which financial statements are available; and (ii) revenue for all Immaterial Subsidiaries in the aggregate, does not exceed 15% of consolidated revenue of Issuer for such period, in each case, determined by reference to the most recent fiscal quarter then ended for which financial statements are available. As of the Effective Date, each of Poshmark India Private LTD and Poshmark Canada Inc. are designated as Immaterial Subsidiaries.

“Indebtedness” means (a) Indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations with respect to Indebtedness described in clauses (a) through (c) of this definition. Notwithstanding anything to the contrary set forth herein, in no event shall the following constitute Indebtedness: (i) accruals for (A) payroll and (B) other non-interest bearing liabilities accrued in the ordinary course of business, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (iii) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing and accruals for payroll and other operating expenses), in each case, incurred in the ordinary course of business, (iv) operating leases (including, without limitation, real property leases that, pursuant to GAAP, would not be classified and accounted for as a balance sheet liability), (v) customary obligations under employment agreements and deferred compensation and (vi) prepaid or deferred revenue and deferred tax liabilities. Notwithstanding the foregoing, for purposes of this Agreement, all leases of Issuer and its Subsidiaries that are treated as operating leases for purposes of GAAP as of December 31, 2018, shall continue to be accounted for as operating leases and not as capital lease obligations regardless of any change to GAAP following such date which would require otherwise; provided that nothing in this sentence shall affect Issuer’s financial reporting obligations as set forth in the Note Documents.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) Copyrights, Trademarks and Patents;

(b) trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, and operating manuals;

(c) source code;

(d) design rights;

(e) claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Investment” means any acquisition of a beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Investor Rights Agreement” means that certain Amended and Restated Investor Rights Agreement, dated as of October 20, 2017, by and among Issuer and the investors party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of Issuer; (ii) the prospect of repayment of all or any portion of the Obligations; or (iii) the ability of Holders to enforce any of its rights or remedies with respect to any Obligations.

“Maturity Date” means September 14, 2023.

“Note Documents” means, collectively, this Agreement, the Notes, and any other present or future agreement to which Issuer is a party in connection with this Agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all outstanding principal under the Notes, and any Exit Fee, Applicable Premium, and Other Obligations, as applicable.

“Operating Documents” means, for any Person, such Person’s organizational documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation, as applicable, on a date that is no earlier than thirty (30) days prior to the Effective Date, as amended or restated from time to time not in contravention of this Agreement and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Other Obligations” means the Holder Expenses, any Default Interest, and any other fees, expenses or other amounts due and payable pursuant to the Note Documents.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Permitted Distributions” means:

(a) any conversion or exchange of Equity Interests of Issuer into other Equity Interests of Issuer (including conversion of convertible securities in accordance with their respective terms) and any conversion of the Notes and payment of Obligations in accordance with the Note Documents;

(b) the payment of dividends solely in Common Stock by Issuer and the payment of cash in lieu of the issuance of fractional shares and “net exercise” or “net share settle” warrants or options;

(c) the repurchase by Issuer of its stock from former employees, directors or consultants, provided that such repurchases do not, in the aggregate exceed $5,000,000 per fiscal year;

(d) any dividends, distributions or other payments by a Subsidiary to Issuer;and

(e) any other distributions in an amount of $1,000,000 per fiscal year.

“Permitted Indebtedness” means:

(a) each Issuer’s Indebtedness to a Holder under the Note Documents;

(b) Indebtedness existing as of the Effective Date and set forth on Schedule 7.4 hereto;

(c) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(d) Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding in connection with equipment financing secured by a Lien permitted by clause (c) of the defined term “Permitted Liens”;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) the Permitted Revolving Indebtedness;

(g) Indebtedness arising in connection with permitted intercompany Investments;

(h) Indebtedness in connection with the deemed financing of insurance premiums arising as a result of the payment of such premiums in installments in the ordinary course of business;

(i) Indebtedness owed to any Person (including obligations in respect of letters of credit, bankers’ acceptances or similar instruments issued for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(j) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(k) Indebtedness in respect of netting services, overdraft protection and similar arrangements in connection with deposit accounts in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(l) reimbursement obligations pursuant to corporate credit cards in an aggregate amount not to exceed $15,000,000 at any time outstanding;

(m) guarantees by Issuer of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of another Subsidiary; provided that (i) such Indebtedness would constitute Permitted Indebtedness if Issuer were the primary obligor with respect thereto, and (ii) if such Indebtedness is subordinated in right of payment to the Obligations, such guarantee must be subordinated in right of payment to the Obligations on the same terms; and

(n) extensions, refinancings, modifications, amendments, restatements and renewals of any items of Permitted Indebtedness described in clauses (b) and (n) of Permitted Indebtedness, provided that the terms thereof, excluding the principal amount, are not modified to impose materially more burdensome terms upon Issuer or its Subsidiary, as the case may be.

“Permitted Investments” means:

(a) Investments existing on the Effective Date and set forth on Schedule 7.4 hereto

(b) Investments consisting of Cash Equivalents and bank deposits;

(c) Investments consisting of repurchases of Issuer’s Equity Interests from former employees, officers and directors of Issuer to the extent permitted as a Permitted Distribution;

(d) Investments not to exceed $1,000,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Issuer pursuant to employee stock purchase plans or other similar agreements approved by the Board;

(e) Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;

(f) endorsements for collection or deposit in the ordinary course of business;

(g) guarantees of Permitted Indebtedness;

(h) Investments accepted in connection with a Permitted Transfer;

(i) Investments constituting deposits and other credits to suppliers made in the ordinary course of business and deposits described in the definition of the term “Permitted Liens”;

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (j) shall not apply to Investments of Issuer in any Subsidiary;

(k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(l) Investments by Issuer or any Subsidiary consisting of the creation and ownership in Equity Interests in their respective Subsidiaries;

(m) Investments among Issuer and Subsidiaries, provided that the aggregate amount of Investments and payments pursuant to cost-plus, transfer pricing or similar intercompany arrangements by Issuer or any Subsidiary that is a Guarantor in or to a Subsidiary that is not a Guarantor shall not exceed (i) $10,000,000 in aggregate during the period from the Effective Date through the one year anniversary of the Effective Date, (ii) $15,000,000 in aggregate during the period from the one year anniversary of the Effective Date through the two year anniversary of the Effective Date, and (iii) $20,000,000 in aggregate during the period from the two year anniversary of the Effective Date through the date the Obligations are repaid in full;

(n) Joint ventures or strategic alliances in the ordinary course of business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Issuer do not exceed $100,000 in the aggregate in any fiscal year;

(o) Investments consisting of repurchases of Issuer’s Equity Interests as contemplated by, and in compliance with, clause (c) of the defined term “Permitted Distributions”; and

(p) any other Investment in an aggregate amount not to exceed $250,000 per fiscal year.

“Permitted Liens” means:

(a) Liens existing on the Effective Date and shown on Schedule 7.5 hereto or arising under the Note Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Issuer maintains adequate reserves on its books;

(c) Liens securing Indebtedness not to exceed $1,000,000 in the aggregate outstanding at any time (i) upon or in any Equipment acquired or held by Issuer or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) leases or subleases of real property granted in the ordinary course of business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of business of such Person;

(e) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business, and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(h) Licenses of Intellectual Property described in clause (ii) of the defined term “Permitted Transfers”;

(i) Liens and customary rights of set-off arising in the ordinary course of business in favor of banks with respect to deposit accounts and of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code or similar statutes or equivalents thereof in effect in the relevant jurisdiction covering only the items being collected upon;

(j) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases for personal property entered into in the ordinary course of business;

(k) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) security deposits paid to landlords in the ordinary course of business securing leases and subleases permitted hereunder;

(m) Liens in favor of other financial institutions arising in connection with Issuer’s or any Subsidiary’s deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions;

(n) the interest and title of a lessor under any lease, license, sublease or sublicense entered into by Issuer of any Subsidiary in the ordinary course of business and other statutory and common law landlords’ Liens under leases;

(o) Liens in favor of insurers (or other Persons financing the payment of insurance premiums) for premiums payable in respect of insurance policies in connection Indebtedness described in clause (h) of the defined term “Permitted Indebtedness”;

(p) with respect to any Foreign Subsidiary, restrictions arising mandatorily by any applicable Requirement of Law;

(q) Liens attaching solely to cash or Cash Equivalents earnest money deposits in connection with an acquisition of property not otherwise prohibited hereunder;

(r) Liens consisting of restrictions arising in connection with repurchase agreements constituting Permitted Investments;

(s) Liens created in the ordinary course of business arising in connection with conditional sale, title retention, consignment or similar arrangements for the sale of goods and, in connection with any Permitted Transfer, customary rights and restrictions contained in agreements relating to the sale or transfer pending completion thereof;

(t) an escrow agent’s Lien granted in connection with any Permitted Investment;

(u) Liens in the nature of the right of setoff in favor of counterparties to contractual arrangements not otherwise prohibited hereunder with Issuer of any Subsidiary in the ordinary course of business;

(v) (i) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (including such deposits to secure letters of credit for such purpose) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Issuer or any Subsidiary;

(w) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by the Requirements of Law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or materially interfere with the ordinary course of business of Issuer and its Subsidiaries;

(x) Liens on property of Issuer or any Guarantor securing the Permitted Revolving Indebtedness; and

(y) Liens incurred in connection with the extension, renewal or refinancing of Liens described in clause (a) of Permitted Liens, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase (other than accreted interest).

“Permitted Revolving Indebtedness” means Indebtedness of Issuer and any Guarantor pursuant to a revolving loan facility, provided that the aggregate principal amount outstanding shall at no time exceed $45,000,000.

“Permitted Transfers” means any transfer made by Issuer or any Subsidiary, as applicable consisting of:

(a) sales of inventory or immaterial assets in the ordinary course of business;

(b) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that would not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States in the ordinary course of business;

(c) dispositions of worn-out, obsolete or surplus equipment in the ordinary course of business;

(d) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments and other Transfers that are explicitly permitted by Section 7;

(e) the use or transfer of money or Cash Equivalents in the ordinary course of business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Note Documents;

(f) (i) Transfers to Issuer or any Guarantor and (ii) Transfers by any Subsidiary which is not a Loan Party to another Subsidiary which is not a Loan Party;

(g) Transfers that constitute Permitted Distributions;

(h) Transfers of accounts (as defined in the Uniform Commercial Code) in connection with the compromise, settlement or collection thereof;

(i) to the extent constituting a Transfer, transactions permitted by Section 7.3;

(j) Transfers resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Issuer or any Subsidiary;

(k) the lapse or abandonment of any registrations or applications for registration of Intellectual Property no longer used or useful in the conduct of business of Issuer and its Subsidiaries or to the extent no longer economically desirable in the conduct of their business;

(l) the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business; and

(m) other Transfers of assets (other than Intellectual Property or other proprietary information) having a fair market value of not more than $100,000 per fiscal year.

For the avoidance of doubt, the sale of Equity Interests of Issuer by Issuer shall not be deemed to constitute a “Transfer” by Issuer of its property restricted by Section 7.1.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Preferred Stock” means preferred stock of Issuer, par value $0.0001 per share.

“Qualified Direct Listing” means the registration of any of shares of Common Equity of Issuer by means of an effective registration statement under the Securities Act that registers shares of Common Equity for resale, and following which the shares of Common Equity of Issuer are listed for trading on a Recognized Trading Market, the reference price per share of which, as set by the Recognized Trading Market on the Business Day immediately prior to the first Trading Day in connection with such listing, shall be at least equal to a price per share equal to the quotient of (x) $1,100,000,000, divided by (y) the total number of shares of Common Equity outstanding or issuable upon the exercise or conversion of all then-outstanding exercisable or convertible securities or reserved for future issuance pursuant to any equity incentive plan as of such date.

“Qualified IPO” means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Equity for the account of the Issuer in which (A) the per share price to the public of such offering is equal to at least the quotient of (x) $1,100,000,000, divided by (y) the total number of shares of Common Equity outstanding or issuable upon the exercise or conversion of all then-outstanding exercisable or convertible securities or reserved for future issuance pursuant to any equity incentive plan, and (B) the gross cash proceeds to Issuer (before underwriting discounts, commissions and fees) are at least $120,000,000, provided that for the avoidance of doubt, the foregoing amount shall not include the proceeds from the issuance of the Notes, and (C) Issuer’s shares have been listed for trading on a Recognized Trading Market.

“Recognized Trading Market” means the New York Stock Exchange, NASDAQ Global Select Market or NASDAQ Global Market.

“Required Holders” means, as of any date of determination, the Holders representing at least a majority in principal amount of Notes outstanding.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Controller of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Issuer.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order or other Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC or other relevant U.S. sanctions authority.

“Sanctions and Anti-Corruptions Laws” means applicable Sanctions, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions, in each case, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Separately Managed Account” means Separately Managed Account” means, with respect to any Purchaser or Holder, any managed account that is administered, advised or managed on an exclusive discretionary basis by such Purchaser or Holder or any Affiliate of such Purchaser or Holder.

“SPAC Transaction” means an acquisition, merger or other business combination between Issuer and a special purpose acquisition company, provided that (i) the surviving entity shall be Issuer and (ii) the transaction shall result in shares of Common Equity of Issuer being listed on a Recognized Trading Market.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) over the selection of the Board or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Issuer.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Issuer connected with and symbolized by such trademarks.

“Voting Agreement” means that certain Amended and Restated Voting Agreement, dated as of October 20, 2017, by and among Issuer and certain stockholders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

Additionally, the following defined terms have the meaning ascribed thereto in the referenced Section of this Agreement:

Defined Term	Section
409A Plan	4.3(f)
Agreement	Preamble
Claims	12.3
Company Covered Person	4.16(g)
Compliance Certificate	6.2(a)(v)
Confidential Information	9.12
Default Interest	2.4(c)
Disqualification Event	4.16(g)
Effective Date	Preamble
Event of Default	8
Financial Statements	4.5
Foreign Holder	2.5(e)(ii)
Hazardous Substances	4.16(h)
Indemnified Person	12.3
Issuer	Preamble
Margin Stock	4.16(c)
Material Agreements	4.6
Note	2.1
OFAC	4.16(d)
PCB	4.16(h)
Permitted Disclosee	9.12

Personal Information	4.16(i)
Plan	4.3(a)
Purchaser	Preamble
Statement Date	4.5
Transfer	7.1
U.S. Tax Compliance Certificate	2.5(e)(ii)(3)

EXHIBIT B

FORM OF NOTE

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Date:

Reference is made to that certain Senior Unsecured Convertible Note Purchase Agreement, dated September 15, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Purchase Agreement”), by and among POSHMARK, INC., a Delaware corporation (“Issuer”), and the purchasers set forth on Schedule 1 thereto (in each case, together with their respective successors and permitted assigns, a “Purchaser”, and collectively, “Purchasers”). All capitalized terms used herein shall have the meaning set forth in the Purchase Agreement. As a Responsible Officer, the undersigned hereby certifies that (i) the financial statements delivered herewith are prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments. except for qualified or modified by materiality in the text thereof; and (ii) and no Event of Default exists as of the date hereof.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly, within 30 days		Yes No

Quarterly financial statements	Quarterly, within 45 days		Yes No

Annual audited financial statement	Annually, within 120 days of fiscal year end		Yes No N/A

Annual budget and financial projections	Annually, within 60 days after the end of each fiscal year, and promptly upon Board approval of any update thereto		Yes No N/A

409A valuations	With Compliance Certificate, if applicable		Yes No N/A

Legal Action Notice	Promptly		Yes No N/A

Updated Capitalization Table	Upon material change to fully diluted capitalization (>2.5% change of FDSO)		Yes No N/A

Changes to Operating Documents; Financing Documents	Within 5 Business Days		Yes No N/A

Revolving Debt Reporting, Notices and Documents	Within 3 Business Days		Yes No N/A

Other Covenant	Required	Actual	Complies

Stock Repurchases	Not to exceed $5,000,000 / year	$	Yes No

Other Distributions	Not to exceed $1,000,000 / year	$	Yes No

Employee Advances	Not to exceed $1,000,000 outstanding at any time	$	Yes No

Equipment Financing	Not to exceed $1,000,000 at any time	$	Yes No

Investments in non-Guarantor Subsidiaries	Not to exceed (i) $10,000,000 in months 1-12 (ii) $15,000,000 in months 13-24 (iii) $20,000,000 in months 25-36	$	Yes No

Maximum Revolving Indebtedness	Not to exceed $45,000,000 outstanding at any time	$	Yes No N/A

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

ISSUER:

POSHMARK, INC.

By
Name:
Title:

EXHIBIT D

FORM OF OFFICERS’ CERTIFICATE

[Agreed form to be attached]

SCHEDULE 1

SCHEDULE OF PURCHASERS

PURCHASER	COMMITMENT	ADDRESS
OR TECH LENDING LLC	$50,000,000	Owl Rock Capital Corporation c/o OR TECH LENDING LLC 399 Park Avenue, 38th Floor New York, NY 10022 Attn: Bryan Cole Email: bryan@owlrock.com
TOTAL	$50,000,000

THIS SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON EXCHANGE OR CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

THIS NOTE MAY NOT BE TRANSFERRED BY HOLDER, EXCEPT IN ACCORDANCE WITH SECTION 12.2 OF THE PURCHASE AGREEMENT REFERRED TO BELOW.

Principal Amount: $50,000,000	Issue Date: September 15, 2020

SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, POSHMARK, INC., a Delaware corporation (“Issuer”), hereby promises to pay to OR TECH LENDING LLC (together with its successors and registered assigns, “Holder”), all principal amount, together with Exit Fee or Applicable Premium (each, if applicable) and any other amounts due in accordance with the Purchase Agreement (as defined below) on the Maturity Date or such earlier date that the Obligations are accelerated in accordance with the Purchase Agreement, unless converted in accordance with the terms hereof.

1. Purchase Agreement. This Senior Unsecured Convertible Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) is issued pursuant to that certain Senior Unsecured Convertible Note Purchase Agreement, dated as of September 15, 2020 (as amended, restated, supplemented, or otherwise modified, the “Purchase Agreement”), by and among Issuer and each of the Purchasers (as defined therein), and is subject to the terms thereof. Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Payment. Unless converted in accordance with Section 3, Issuer shall pay all principal, any Exit Fee, Applicable Premium or Other Obligations, each, as applicable, when due in accordance with Section 2.2 of the Purchase Agreement. Principal amount converted in accordance with this Note and the Purchase Agreement shall be deemed satisfied in full. Amounts not paid in cash (or converted) when due in accordance with the Purchase Agreement or this Note, shall be subject to Default Interest, as set forth in Section 2.4 of the Purchase Agreement. Except for Default Interest, this Note and the Obligations with respect to this Note shall not accrue interest. This Note is subject to restrictions on prepayment as set forth in the Purchase Agreement.

3. Automatic Conversion upon Qualified IPO or Qualified Direct Listing; Conversion at Holder’s Election upon Certain Other Events.

3.1 In case of a Qualified IPO or Qualified Direct Listing, this Note shall be automatically, and with no further action on the part of Issuer or Holder, converted into fully paid and non-assessable Conversion Shares, as set forth in this Section 3.

3.2 In connection with a SPAC Transaction, at the election of the Required Holders pursuant to a Notice of Conversion in the form attached hereto as Exhibit A, on or prior to the effective date of the SPAC Transaction, this Note shall be converted into fully-paid and non-assessable Conversion Shares, as set forth in this Section 3.

3.3 In connection with any conversion of this Note pursuant to Section 3.1 or 3.2, (i) Issuer’s obligations under this Note and the Purchase Agreement shall be terminated in full, other than Issuer’s obligation to deliver the Conversion Shares, as set forth in this Section 3, and this Note shall cease to be outstanding, (ii) Holder shall promptly deliver written instructions to Issuer for delivery of the Conversion Shares and cash in lieu of fractional shares; provided, that failure to promptly deliver instructions for delivery of the Conversion Shares or cash in lieu of fractional shares shall not release Issuer of its obligations in connection with any conversion of the Note hereunder; (iii) Issuer shall pay any transfer, stamp or similar Tax due on the issuance or delivery of the Conversion

Shares upon conversion, except any such transfer, stamp or similar tax that is due because Holder requests those shares to be registered in a name other than Holder’s name, in which case Issuer shall not be required to make any such issuance or delivery of the Conversion Shares, upon conversion unless and until the Person otherwise entitled to such issuance or delivery has paid to Issuer the amount of any such transfer, stamp or similar tax or has established, to the satisfaction of Issuer, that such transfer, stamp or similar tax has been paid or is not payable. and (iv) Holder shall surrender this Note as promptly as is reasonably practicable after the Conversion Date, provided that Issuer’s obligation to deliver the Conversion Shares shall not be conditioned upon surrender of the original Note by Holder. Delivery of Conversion Shares shall, unless otherwise requested in writing by Holder, be by means of delivery of book entry shares to the account of Holder or to the account of the securities intermediary of Holder for the benefit of Holder, in each case, pursuant to the instructions provided pursuant to clause (ii) of the immediately preceding sentence.

3.4 On each Trading Day during the Settlement Period, Issuer shall deliver a number of Conversion Shares equal to the quotient of one-tenth (1/10) of the outstanding principal amount of this Note divided by the applicable Conversion Price; provided that delivery of such Conversion Shares may be delayed until the Trading Day after Issuer receives written delivery instructions as described in Section 3.3(ii).

3.5 No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to receive such conversion, Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. The Conversion Shares delivered in accordance with the foregoing shall be free of restrictive legends and trading restrictions.

3.6 If after the date the Reference Price is determined, Issuer makes any dividend or distribution in respect of the Common Equity that is listed on a Recognized Trading Market in connection with a Qualified IPO, Qualified Direct Listing or SPAC Transaction, as applicable, of Issuer, or combines or subdivides such Common Equity, in each case, prior to the completion of the Settlement Period, the Conversion Price shall be ratably adjusted in accordance with the increase or decrease to the number of shares of such Common Equity outstanding on a fully diluted basis in connection with such transaction. In case of any change to the Conversion Price in accordance with the foregoing, Issuer shall promptly deliver Holder a notice setting forth a detailed calculation with respect to the resulting change.

3.7 For purposes of this Section 3 and the Note Documents, the following capitalized terms shall have the meanings set forth below:

“Applicable Discount Rate” means:

(a) If the Conversion Effective Date occurs prior to the one year anniversary of the Issue Date, eighty-five percent (85%);

(b) If the Conversion Effective Date occurs on or after the one year anniversary of the Issue Date but prior to the two year anniversary of the Issue Date, eighty percent (80%); and

(c) If the Conversion Effective Date occurs on or after the two year anniversary of the Issue Date, seventy-five percent (75%).

“Conversion Effective Date” means, (i) in case of a Qualified IPO, the date of the closing of the initial sale of shares of Common Equity pursuant to such Qualified IPO, (ii) in case of a Qualified Direct Listing, the fifth Trading Day immediately following the date of settlement of the initial trade of shares of Common Equity following such Qualified Direct Listing, and (iii) in case of a SPAC Transaction, subject to Required Holders’ election to convert, the Trading Day immediately following the effective date of a merger consummated in connection therewith.

“Conversion Price” shall mean, the applicable Reference Price, multiplied by the Applicable Discount Rate.

2

“Daily VWAP” shall mean the per share volume-weighted average price as reported by Bloomberg, LP in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Equity that is listed on a Recognized Trading Market in connection with a Qualified IPO, Qualified Direct Listing or SPAC Transaction, as applicable, on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Reference Price” shall mean (i) in case of a Qualified IPO, the per share price for which shares of Common Equity are initially offered in the Qualified IPO as reflected in the final prospectus in such Qualified IPO, (b) in case of a Qualified Direct Listing, the simple arithmetic average Daily VWAP for each of the five consecutive Trading Days commencing on the date of settlement of the initial trade of shares of Common Equity, the date of settlement of the initial shares of Common Equity that are listed on a Recognized Trading Market in connection a Qualified Direct Listing following the Direct Listing, and (c) in case of a SPAC Transaction, the price per share of the successor entity that is established in connection with such SPAC Transaction.

“Settlement Period” shall mean ten (10) consecutive Trading Days beginning on, and including, the Conversion Effective Date.

“Trading Day” shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Common Equity that are listed on a Recognized Trading Market in connection with a Qualified IPO, Qualified Direct Listing or SPAC Transaction, as applicable, of Issuer.

4. Transfer. This Note may not be transferred or assigned, in whole or in part, by Holder, except as expressly permitted by Section 12.2 of the Purchase Agreement.

4.1 If this Note is to be transferred as permitted under this Note and Section 12.2 of the Purchase Agreement, in whole or in part, Holder shall surrender this Note to Issuer, whereupon Issuer will issue and deliver a new Note to the transferee (in accordance with Section 4.4), representing the principal amount of this Note being transferred by Holder and, if less than the entire principal amount of this Note held by Holder is being transferred, a new Note (in accordance with Section 4.4) to Holder, representing the portion of the principal amount not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”).

4.2 This Note is exchangeable, upon the surrender hereof by Holder at the principal office of Issuer, for one or more Replacement Notes representing in the aggregate the principal amount of this Note in accordance with Section 4.4. Each such Replacement Note will represent such portion of such principal amount as is designated by Holder at the time of such surrender.

4.3 Upon receipt by Issuer of evidence reasonably satisfactory to Issuer of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by Holder to Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, Issuer shall execute and deliver to Holder a Replacement Note (in accordance with Section 4.3).

4.4 Whenever Issuer is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the principal amount of such Note (or, in the case of a Replacement Note being issued pursuant to Section 4.1 or Section 4.2), the principal amount designated by Holder which, when added to the aggregate principal amount represented by the other Replacement Notes issued in connection with such issuance, does not exceed the principal amount under this Note immediately prior to such issuance of Replacement Notes), (iii) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note and (v) shall be timely prepared and issued by Issuer, but in no event shall Issuer issue such Replacement Note more than ten (10) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to Issuer pursuant to Section 4.2, as the case may be.

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5. Rule 144. With a view to making available to Holder the benefits of Rule 144 (or its successor rule) promulgated under the 1933 Act (“Rule 144”) to sell Conversion Shares delivered to Holder upon conversion of this Note, Issuer agrees, at Issuer’s sole expense, to:

(a) after the consummation of the Qualified IPO, Qualified Direct Listing or SPAC Transaction, use its commercially reasonable efforts to file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents (other than Current Reports on Form 8-K) required of Issuer under Section 13 or 15(d) of the 1934 Act so long as (1) Issuer remains subject to such requirements under Section 13 or 15(d) of the 1934 Act, (2) the filing of such reports and other documents is required to satisfy the current public information requirements of Rule 144(c)(1), and (3) it is necessary for the Issuer to satisfy the current public information requirements of Rule 144(c)(1) for the Holder to offer, sell or otherwise transfer such Conversion Shares pursuant to Rule 144 (assuming the Holder is not an “affiliate” (as defined in Rule 144) of the Issuer’s, and that has not been an “affiliate” (as defined in Rule 144) of the Issuer’s during the immediately preceding three months);

(b) furnish to Holder as promptly as practicable at Buyer’s request, (i) a written statement by Issuer that it has complied in all material respects with the requirements of Rule 144(c)(1)(i) and (ii), and (ii) such other information, if any, as may be reasonably requested to permit Holder to sell such securities pursuant to Rule 144 without registration, in each case, so long as (1) Holder owns such Conversion Shares, (2) Issuer is required to file with the SEC reports and other documents under Section 13 or 15(d) of the 1934 Act, (3) the filing of such reports and other documents is required to satisfy the current public information requirements of Rule 144(c)(1), and (4) it is necessary for the Issuer to satisfy the current public information requirements of Rule 144(c)(1) for the Holder to offer, sell or otherwise transfer such Conversion Shares pursuant to Rule 144 (assuming the Holder is not an “affiliate” (as defined in Rule 144) of the Issuer’s, and that has not been an “affiliate” (as defined in Rule 144) of the Issuer’s during the immediately preceding three months); and

(c) take such additional action as is reasonably requested by Holder to enable Holder to sell the Conversion Shares pursuant to Rule 144, including, without limitation, delivering all such legal opinions consents, certificates, resolutions and instructions to Issuer’s transfer agent as may be reasonably requested from time to time by Holder and otherwise provide reasonable cooperation to Holder and Holder’s broker to effect such sale of securities pursuant to Rule 144.

6. Antitrust Approvals. If any notifications, filings or approvals are required to be obtained under any law that is designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (an “Antitrust Law”) that are applicable to the conversion of the Notes pursuant to and in accordance with Section 3, then, prior to the consummation of any Qualified IPO, Qualified Direct Listing or SPAC Transaction, each of the Issuer and the Holder shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under any applicable laws to make such notifications or filings and to obtain such approvals as promptly as reasonably practicable. In such event, each of the Issuer and the Holder shall cooperate with the other party’s legal advisors in the preparation and filing of any documentation, notifications, filings, registrations, submissions and other materials required or necessary under any applicable Antitrust Law and providing, within a reasonable time, all documents and information necessary to prepare and make any such filing prior to the consummation of any Qualified IPO, Qualified Direct Listing or SPAC Transaction. Issuer and Holder shall timely provide all information, documents and statements required by the applicable governmental authorities for the analysis of any such filing. All filings made pursuant to any applicable Antitrust Laws shall be made in substantial compliance with the requirements of such Antitrust Laws and any other applicable Laws. Each of the Issuer and the Holder shall use its reasonable best efforts to cause any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any other applicable Antitrust Laws to be considered for grant of “early termination” or the equivalent thereof. Issuer and Holder shall cooperate with each other in connection with the foregoing and in connection with resolving any investigation or other inquiry of any governmental authority under any applicable Antitrust Law.

7. Waivers. Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

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8. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9. Choice of Law; Venue; Jury Trial Waiver. Sections 9, 10 and 11 of the Purchase Agreement are hereby incorporated by reference mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, the undersigned have duly executed this Note as of the date first above written.

ISSUER:

POSHMARK, INC.

By:	/s/ Manish Chandra
Name:	Manish Chandra
Title:	Chief Executive Officer

Agreed and Acknowledged:

HOLDER:

OR TECH LENDING LLC

By:	/s/ Alexis Maged
Name:	Alexis Maged
Title:	Authorized Signatory

EXHIBIT A

NOTICE OF CONVERSION

The undersigned, representing the Required Holders, on behalf of all Holders hereby elects to convert all principal under the Senior Unsecured Convertible Promissory Notes of POSHMARK, INC., a Delaware corporation (“Issuer”), into the Conversion Shares, of Issuer, as of the date written below.

Conversion Effective Date: [___________]

Number of Conversion Shares to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No: